Exhibit 99.1

July 29, 2021

For immediate release

CALIFORNIA WATER SERVICE GROUP ANNOUNCES

SECOND QUARTER 2021 RESULTS

SAN JOSE, CA – California Water Service Group (NYSE: CWT) ( “Company”) today announced net income of $38.2 million or $0.75 earnings per diluted common share for the second quarter of 2021, compared to a net income of $5.3 million or $0.11 earnings per diluted common share for the second quarter of 2020.

The $32.9 million increase in net income was primarily due to the December 2020 decision by the California Public Utilities Commission (CPUC) on California Water Service Company’s (Cal Water’s) 2018 General Rate Case (2018 GRC). The decision authorized rate increases and the continuation of regulatory mechanisms that the Company had not recorded in the second quarter of 2020. Second quarter 2021 results included cumulative GRC rate relief of $7.9 million, representing 2020 and 2021 rate changes, and regulatory mechanism net revenue increases of $18.0 million in the second quarter of 2021 as compared to the second quarter of 2020. The increase in net income resulting from the adoption of the 2018 GRC was partially offset by increases in administrative and general expense of $4.8 million, depreciation expense of $2.7 million and property taxes of $0.6 million.

Additional factors outside the Company’s immediate control significantly contributed to the increase in net income, including a $10.9 million increase in accrued unbilled revenue partially offset by a $1.9 million decrease in unrealized gain on certain benefit plan investments. Seasonal weather patterns, including increases in demand, tariff changes, and the number of unbilled days, are the primary drivers of accrued unbilled revenue.

According to President and Chief Executive Officer Martin A. Kropelnicki, second quarter results were in line with the Company’s expectations.

“I am particularly pleased with second quarter efforts to finalize our California Infrastructure Improvement Plans and General Rate Case for calendar years 2023 through 2025, which were filed on July 1, as well as our reactivation of the drought response team that helped make us a leader during the last California drought,” he said.

As announced, Cal Water submitted its 2022-2024 infrastructure improvement plans in its General Rate Case filing with the CPUC. In the filing, Cal Water requested approval to invest $1.02 billion over the three-year period in water system infrastructure. The filing also included a new rate design.

“We knew that without the Water Revenue Adjustment Mechanism (WRAM), which decouples water sales and revenues, we would need a new, innovative rate design that provides reasonable revenue stability while protecting low-income and low-water-using customers. The filing reflects our commitment to making the water system improvements that are critical to reliability and safety without losing sight of need for affordability,” Kropelnicki said.

Cal Water also supported Governor Gavin Newsom’s call for a 15% reduction in water use in response to historic drought conditions.

“We have a robust conservation program in place and stand ready to partner with customers to achieve water-use reduction targets as we did during the last drought,” Kropelnicki said.

Additional Financial Results for the second quarter of 2021

Operating revenue increased 21.4% to $213.1 million in the second quarter of 2021, an increase of $37.6 million as compared to $175.5 million in the second quarter of 2020, primarily due to the 2018 GRC rate increases. Rate relief and regulatory cost offset mechanisms added $25.9 million, $1.4 million of which was related to increased water costs. Accrued unbilled revenue increased $10.9 million primarily due to seasonal changes, including increases in demand, tariff changes, and increases in the number of unbilled days average daily billings in the second quarter of 2021 as compared to the second quarter of 2020.

Total operating expenses increased $7.9 million, or 4.8%, to $170.9 million in the second quarter of 2021 compared to the prior year.

Water production expenses increased $3.8 million, or 5.3%, to $74.9 million in the second quarter of 2021, primarily due to increases in purchased water quantities and higher wholesale water rates. As a result of the California revenue decoupling mechanisms, we record an increase to revenue equal to the increase in California water production costs.

Administrative and general and other operations expenses decreased $0.4 million or 0.7%, to $52.5 million in the second quarter of 2021, due to decreases in costs associated with deferred WRAM revenue of $6.3 million which was partially offset by increases in employee wages of $4.7 million. Changes in conservation program expense, employee pension benefits, and employee and retiree medical costs for regulated California operations generally do not affect net income, as the Company has been allowed by the CPUC to record these costs in balancing accounts for future recovery, creating a corresponding change to revenue.

Depreciation expense increased $2.7 million, or 11.0%, to $27.2 million in the second quarter of 2021 due to utility plant placed in service in 2020.

Income taxes increased $1.4 million to $2.0 million in the second quarter of 2021 due to an increase in pre-tax earnings and reduction in state tax benefits from repairs deductions of $64.0 million which was partially offset by a decrease in 2021 effective tax rate due to a $19.4 million increase in refund of excess deferred federal income taxes in the second quarter of 2021 as compared to the second quarter of 2020.

Property and other taxes increased $0.6 million, or 7.6%, to $7.7 million in the second quarter of 2021, due primarily to an increase in our assessed property values for utility plant placed in service.

Other income and expenses increased $3.3 million in the second quarter of 2021, due primarily to a $4.0 million decrease in other components of net periodic benefit costs which was partially offset by a $1.9 million decrease in unrealized gain on certain benefit plan investments and $0.9 million decrease in allowance for equity funds used during construction.

Year-to-Date Results

For the six month period ended June 30, 2021, the Company had net income of $35.2 million or $0.69 earnings per diluted common share, compared to a net loss of $15.0 million or $0.31 loss per diluted common share for the six month period ended June 30, 2020.

The $50.2 million increase in net income was primarily due to the December 2020 decision by the CPUC for Cal Water’s 2018 GRC. The decision authorized rate increases and the continuation of regulatory mechanisms which the Company had not recorded during the six month period ended June 30, 2020. Results for the six month period ended June 30, 2021 included cumulative 2018 GRC rate relief of $14.3 million, representing 2020 and 2021 rate changes, and regulatory mechanism net revenue increases of $25.6 million for the six month period ending June 30, 2021 as compared to the six month period ending June 30, 2020. The increase in net income resulting from the adoption of the 2018 GRC was partially offset by increases in administrative and general expenses of $5.5 million, depreciation expense of $5.3 million, and property taxes of $1.3 million.

Additional factors outside the Company’s immediate control significantly contributed to the increase in net income, including a $14.5 million increase in accrued unbilled revenue and $3.1 million increase in unrealized gain on certain benefit plan investments. Seasonal weather patterns and the number of unbilled days are the primary drivers of accrued unbilled revenue.

Liquidity and Financing

The Company received $280.0 million of gross proceeds during the second quarter of 2021 from the issuance of Cal Water’s First Mortgage Bonds. The net proceeds were used to refinance existing debt and general corporate purposes. As of June 30, 2021, the Company had additional short-term borrowing capacity of more than $405.0 million, subject to meeting the borrowing conditions on the Company’s lines of credit facilities. Aged accounts receivable past due more than 60 days increased to $16.1 million as of June 30, 2021 from $13.5 million as of December 31, 2020 due to suspension of shutoff procedures associated with the pandemic, resulting in an increase to the allowance for credit losses.

The Company invested $138.5 million in infrastructure improvements during the first six months of 2021 and estimates annual investments for 2021 between $270.0 and $300.0 million.

On July 28, 2021, the Board of Directors approved a quarterly cash dividend of $0.23 per share of common stock.

WRAM Receivable

The under-collected net receivable balance in the WRAM and modified cost balancing account (MCBA) was $67.5 million as of June 30, 2021, a decrease of 0.5%, or $0.3 million, from the balance of $67.8 million as of December 31, 2020.

Other Information

All stockholders and interested investors are invited to listen to the 2021 second quarter conference call on July 29, 2021 at 8:00 a.m. PT (11:00 a.m. ET) by dialing 1-833-832-5130 or 1-509-844-0151 and keying in ID #3119418. Please dial in at least 15 minutes in advance of the call to ensure a timely connection. A replay of the call will be available from 11:00 a.m. PT (2:00 p.m. ET) on July 29, 2021 through September 29, 2021, at 1-855-859-2056 or 1-404-537-3406, ID #3119418. The replay will also be available under the investor relations tab at www.calwatergroup.com. Prior to the call, Cal Water will post a slide presentation on its website. The presentation can be found at www.calwatergroup.com/docs/q22021slides.pdf after 6:00 a.m. PT. The call will be hosted by President and Chief Executive Officer Martin A. Kropelnicki, Vice President and Chief Financial Officer Thomas F. Smegal III, Vice President of Corporate Development and Chief Regulatory Officer Paul G, Townsley, and Vice President and Corporate Controller David B. Healey.

California Water Service Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service along with TWSC, Inc., a utility holding company in Texas. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2 million people in California, Hawaii, New Mexico, Texas, and Washington. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, may, estimates, assumes, anticipates, projects, predicts, targets, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the impact of the ongoing COVID-19 pandemic and related public health measures; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner ; governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the outcome and timeliness of regulatory commissions' actions concerning rate relief and other matters; increased risk of inverse condemnation losses as a result of climate conditions; inability to renew leases to operate water systems owned by others on beneficial terms; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation; our ability to complete, successfully integrate and achieve anticipated benefits form announced acquisitions; the impact of weather, climate, natural disasters, and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Contact

Tom Smegal

(408) 367-8200 (analysts)

Shannon Dean

(408) 367-8243 (media)

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except per share data)	June 30	December 31
	2021	2020
ASSETS
Utility plant:
Utility plant	$4,047,282	$3,890,423
Less accumulated depreciation and amortization	(1,300,676)	(1,239,865)
Net utility plant	2,746,606	2,650,558
Current assets:
Cash and cash equivalents	66,483	44,555
Receivables:
Customers	52,237	44,025
Regulatory balancing accounts	84,585	96,241
Other, net	19,469	20,331
Unbilled revenue, net	52,954	34,069
Materials and supplies at weighted average cost	9,589	8,831
Taxes, prepaid expenses, and other assets	20,269	17,964
Total current assets	305,586	266,016
Other assets:
Regulatory assets	337,132	325,376
Goodwill	36,841	31,842
Other assets	122,588	120,456
Total other assets	496,561	477,674
TOTAL ASSETS	$3,548,753	$3,394,248

CAPITALIZATION AND LIABILITIES
Capitalization:

Common stock, $.01 par value; 68,000 shares authorized, 51,535 and 50,334 outstanding in 2021 and 2020, respectively	$515	$503
Additional paid-in capital	507,494	448,632
Retained earnings	484,119	472,209
Noncontrolling interests	5,145	-
Total equity	997,273	921,344
Long-term debt, net	1,059,936	781,100
Total capitalization	2,057,209	1,702,444
Current liabilities:
Current maturities of long-term debt, net	5,173	5,127
Short-term borrowings	145,000	370,000
Accounts payable	132,972	131,725
Regulatory balancing accounts	24,839	34,636
Accrued interest	6,853	6,178
Accrued other liabilities	50,386	41,040
Total current liabilities	365,223	588,706
Deferred income taxes	278,957	276,032
Pension and postretirement benefits other than pensions	112,893	115,581
Regulatory liabilities and other	255,017	247,810
Advances for construction	197,687	195,625
Contributions in aid of construction	281,767	268,050
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$3,548,753	$3,394,248

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

For the three months ended:

	June 30,	June 30,
	2021	2020
Operating revenue	$213,123	$175,484
Operating expenses:
Operations:
Water production costs	74,911	71,142
Administrative and general	31,756	26,939
Other operations	20,720	25,898
Maintenance	6,610	6,722
Depreciation and amortization	27,237	24,542
Income taxes	1,972	622
Property and other taxes	7,671	7,126
Total operating expenses	170,877	162,991
Net operating income	42,246	12,493
Other income and expenses:
Non-regulated revenue	5,374	4,208
Non-regulated expenses	(1,815)	(492)
Other components of net periodic benefit credit (cost)	2,688	(1,332)
Allowance for equity funds used during construction	848	1,705
Income tax expense on other income and expenses	(512)	(820)
Net other income	6,583	3,269
Interest expense:
Interest expense	11,206	11,613
Allowance for borrowed funds used during construction	(453)	(1,132)
Net interest expense	10,753	10,481
Net income	38,076	5,281
Loss attributable to noncontrolling interests	149	-
Net income attributable to California Water Service Group	$38,225	$5,281
Earnings per share of common stock
Basic	$0.75	$0.11
Diluted	$0.75	$0.11
Weighted average shares outstanding
Basic	51,080	48,936
Diluted	51,080	48,936
Dividends per share of common stock	$0.2300	$0.2125

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

For the six months ended:

	June 30,	June 30,
	2021	2020
Operating revenue	$360,860	$301,047
Operating expenses:
Operations:
Water production costs	129,737	125,118
Admistrative and general	62,125	56,619
Other operations	38,632	39,872
Maintenance	13,379	13,795
Depreciation and amortization	54,284	49,034
Income tax expense (benefit)	1,871	(3,315)
Property and other taxes	15,667	14,354
Total operating expenses	315,695	295,477
Net operating income	45,165	5,570
Other income and expenses:
Non-regulated revenue	10,946	8,035
Non-regulated expenses	(6,575)	(8,946)
Other components of net periodic benefit credit (cost)	5,667	(2,762)
Allowance for equity funds used during construction	1,392	3,319
Income tax (expense) benefit on other income and expenses	(870)	93
Net other income (loss)	10,560	(261)
Interest expense:
Interest expense	21,428	22,411
Allowance for borrowed funds used during construction	(747)	(2,076)
Net interest expense	20,681	20,335
Net income (loss)	35,044	(15,026)
Loss attributable to noncontrolling interests	149	-
Net income (loss) attributable to California Water Service Group	$35,193	$(15,026)
Earnings (loss) per share of common stock
Basic	$0.69	$(0.31)
Diluted	$0.69	$(0.31)
Weighted average shares outstanding
Basic	50,762	48,759
Diluted	50,762	48,759
Dividends per share of common stock	$0.4600	$0.4250